As filed with  the Securities  and Exchange Commission  on January  28,
    1994

                                                 Registration No. 33-______


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________

                                      FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 __________

                               DRESSER INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)

                     Delaware                           75-0813641
           (State or other jurisdiction              (I.R.S. Employer
         of incorporation or organization)        Identification Number)

                                   2001 Ross Avenue
                                 Dallas, Texas  75201
                  (Address of Principal Executive Offices)(Zip Code)
                                      __________

                 SAVINGS PLAN FOR EMPLOYEES OF BAROID CORPORATION
                               (Full title of the plan)
                                      __________

                                  Rebecca R. Morris
                   Vice President - Corporate Counsel and Secretary
                             c/o Dresser Industries, Inc.
                                   2001 Ross Avenue
                                 Dallas, Texas  75201
                              Telephone:  (214) 740-6000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)






                                      Copies to:


            Jeremy W. Makarechian, Esq.            Clint E. Ables, Esq.
                 Kirkland & Ellis                   Baroid Corporation
             1999 Broadway, Suite 4000               2001 Ross Avenue
              Denver, Colorado  80202              Dallas, Texas 75201


                        Calculation of Registration Fee



                                                  Proposed
      Title of      Amount to       Proposed       maximum
     securities         be          maximum       aggregate      Amount of
       to be        registered     price per      offering     registratio
     registered      (1) (2)        share(3)       price(3)    n
                                                                   fee(4)
    C o m m o n
    Stock,   par     600,000         $20.44      $12,264,000
    value   $.25                                                  $4,228
    per share


    (1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
    (2) The shares of common stock being registered consist of shares to be acquired by the trustee pursuant to the plan described herein for the account of participants.
    (3) Calculated pursuant to Rule 457(h), based on an assumed purchase price of $22.19 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on January 18, 1994.
    (4) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $12,264,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.   Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended October 31, 1992, as amended by Amendment No. 1 to such Annual Report on Form 10-K/A dated June 2, 1993.

         (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1992 filed on June 28, 1993.

         (c) The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above:

              (i) the Registrant's Quarterly Report on Form 10-Q for the period ended January 31, 1993, as amended by Amendment No. 1 to such Quarterly Report on Form 10-Q/A dated June 2, 1993;

              (ii) the Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 1993;

              (iii) the Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1993;

              (iv) the Registrant's Current Report on Form 8-K dated February 26, 1993, as amended by Amendment No. 1 to such Current Report on Form 8-K/A dated April 27, 1993;

              (v) the Registrant's Current Report on Form 8-K dated April 19, 1993;

              (vi) the Registrant's Current Report on Form 8-K dated December 10, 1993; and

              (vii) the Registrant's Current Report on Form 8-K dated December 29, 1993.

         (d) The Registrant's Final Prospectus dated December 16, 1993, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

         (e) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Report on Form 8-A filed on August 30, 1990, as amended by Amendment No. 1 on Form 8 filed on October 3, 1990, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

              All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement
              contained  in  a  document   incorporated  or  deemed  to  be
              incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4.   Description of Securities.

         Not applicable.

    Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

    Item 6.   Indemnification of Directors and Officers.

         Pursuant to the Plan, the members of the Pension and Employee Benefits Committee of Baroid Corporation, and any director, officer or employee of Baroid Corporation or any affiliated company who has served in a fiduciary capacity with respect to the Plan will be indemnified by Baroid Corporation to the fullest extent permitted by the By-Laws of Baroid Corporation and by law against expenses (including the amount of any liability imposed in the form of a money judgment, civil penalty, or excise tax, as well as amounts paid in settlement with the approval of Baroid Corporation) reasonably incurred by such person in connection with any action, suit or proceeding to which such person may be a party or with which such person shall be threatened by reason of his having served in a fiduciary capacity.

         Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, a corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, except that no indemnification shall be made in respect of any claim or issue as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the court shall deem proper. Indemnification, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct. Such determination is made (1) by the board of directors by a majority vote of a quorum consisting of disinterested directors, or (2) by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such matter, Section 145 requires that the corporation indemnify him against expenses actually and reasonably incurred by him in his defense. Further, expenses may be paid by the corporation in advance of final disposition of the matter upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. Such indemnification and advancement of expenses is not deemed exclusive of any other right to which a director or officer might be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who might be indemnified thereunder whether or not the corporation would have the power to indemnify him against such liability under such Section.

         The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of certain persons including directors and officers to the fullest extent permitted under Section 145 of the DGCL.

         Insurance is maintained by the Registrant covering certain expenses, liabilities or losses which may be incurred by any person by reason of his being a director or officer of the Registrant or a subsidiary corporation, partnership, joint venture, trust or other enterprise.

    Item 7.   Exemption from Registration Claimed.

         Not applicable.

    Item 8.   Exhibits.

         Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

         In lieu of the opinion of counsel or an Internal Revenue Service ("IRS") determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Registrant hereby undertakes that it will submit any amendments to the Plan to the IRS in a timely manner (and the Registrant understands that Baroid Corporation has submitted the Plan and all amendments to the Plan through the date hereof to the IRS in a timely manner), and the Registrant will make any changes (and the Registrant understands that Baroid Corporation has made any such changes) requested by the IRS in order to qualify the Plan under
    Section 401 of the Internal Revenue Code.

    Item 9.   Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however,  that the undertakings set  forth in paragraphs
         (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    The Registrant

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the ____ day of January, 1994.

                                  DRESSER INDUSTRIES, INC.


                                  By:  /s/ GEORGE H. JUETTEN
                                       George H. Juetten,
                                       Vice President - Controller

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

           Signature                    Title                    Date

    *JOHN J. MURPHY          Chairman of the Board        January 28, 1994
    John J. Murphy           (Principal Executive
                              Officer)

    *B. D. ST. JOHN          Vice Chairman                January 28, 1994
    B. D. St. John           (Principal Accounting
                             Officer)

    /S/GEORGE H. JUETTEN     Vice President -             January 28, 1994
    George H. Juetten        Controller (Principal
                             Accounting Officer)

    *WILLIAM E. BRADFORD     Director                     January 28, 1994
    William E. Bradford

    *SAMUEL B. CASEY         Director                     January 28, 1994
    Samuel B. Casey

                             Director                     January __, 1994
    Lawrence  Eagleburger

    *RAWLES FULGHAM          Director                     January 28, 1994
    Rawles Fulgham

    *JOHN A. GAVIN           Director                     January 28, 1994
    John A. Gavin

    *RAY L. HUNT             Director                     January 28, 1994
    Ray L. Hunt

    *J. LANDIS MARTIN        Director                     January 29, 1994
    J. Landis Martin

    *W. GEORGE NANCARROW     Director                     January 28, 1994
    W. George Nancarrow

    *LIONEL H. OLMER         Director                     January 28, 1994
    Lionel H. Olmer

    *JAY A. PRECOURT         Director                     January 28, 1994
    Jay A. Precourt

    *A. KENNETH PYE          Director                     January 28, 1994
    A. Kenneth Pye

    *RICHARD W. VIESER       Director                     January 28, 1994
    Richard W. Vieser




    *By: /s/STANLEY E. MCGLOTHLIN
         Stanley E. McGlothlin

                               INDEX TO EXHIBITS



     Exhibit                                              Sequentially
     Number                Description

       4.1     Form of Saving  Plan for  Employees
               of  Baroid Corporation,  as amended
               and restated effective July 1, 1990
               (Incorporated   by   Reference   to
               Exhibit  4.1 to  Baroid Corporation
               Registration  No. 33-37463  on Form
                S-8)

       4.2     First Amendment to Savings Plan for
               Employees  of   Baroid  Corporation
               (Incorporated   by   Reference   to
               Exhibit  4.2 to  Baroid Corporation
               Registration  No. 33-37463  on Form
                S-8

       4.3     Second  Amendment  to Savings  Plan
               for Employees of Baroid Corporation
               (Incorporated   by   Reference   to
               Exhibit  4.2 to  Baroid Corporation
               Registration  No. 33-37463  on Form
                S-8)

      *4.4     Third Amendment to Savings Plan for
               Employees of Baroid Corporation

      *4.5     IRS  Required Amendment  to Savings
               Plan   for   Employees  of   Baroid
               Corporation

       4.6     Savings   Plan  for   Employees  of
               Baroid Corporation  Trust Agreement
               between Merrill Lynch Trust Company
               and Baroid  Corporation, dated July
               1,  1990, as  amended (Incorporated
               by  Reference  to  Exhibit  4.4  to
               Baroid Corporation Registration No.
               33-37463 on Form S-8)

      *23.1    Consent of Price Waterhouse

      *23.2    Consent of KPMG Peat Marwick

      *23.3    Consent of Ernst & Young

      *23.4    Consent of Coopers & Lybrand

      *23.5    Consent of Arthur Andersen

       *24     Powers of Attorney